Exhibit 31.1
Certification of Chief Executive Officer
I, Ward M. Klein, certify that:
1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of Energizer Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: May 16, 2011

Ward M. Klein
Chief Executive Officer